    As filed with the Securities and Exchange Commission on February 4, 2000
                                                           Registration No. 333-

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           WORLDQUEST NETWORKS, INC.
                 (Name of Small Business Issuer in its Charter)

          Delaware                    4813                 75-2838415
         (State or        (Primary Standard Industrial  (I.R.S. Employer
     jurisdiction of      Classification Code Number)    Identification
      incorporation or                                     Number)
      organization)

                        16990 Dallas Parkway, Suite 220
                              Dallas, Texas 75248
                                 (972) 818-0460
                         (Address and telephone number
        of principal executive offices and principal place of business)

                                B. Michael Adler
                             Chairman of the Board
                        16990 Dallas Parkway, Suite 220
                              Dallas, Texas 75248
                                 (972) 818-0460
                      (Name, address and telephone number
                             of agent for service)

                                   Copies to:
       Michael D. Parsons, Esq.              Thomas J. Poletti, Esq.
       Michael A. Watson, Esq.                Susan B. Kalman, Esq.
    Glast Phillips & Murray, P.C.               Ted Weitzman, Esq.
     13355 Noel Road, Suite 2200            Kirkpatrick & Lockhart LLP
         Dallas, Texas 75240            9100 Wilshire Boulevard, 8th Floor
       Telephone (972) 419-8300                        East
       Facsimile (972) 419-8329          Beverly Hills, California 90212
                                             Telephone (310) 273-1870
                                             Facsimile (310) 274-8357

  Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-93019
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                                   Proposed Maximum
                                                     Amount to be Aggregate Offering    Amount of
 Title of Each Class of Securities to Be Registered   Registered       Price(1)      Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(2)....................    287,500        $3,737,500          $  987
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(3)....................     25,000        $  503,750          $  133
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Total..............................................    312,500        $4,241,250          $1,120
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.
(2) Includes shares which the underwriters have the option to purchase to cover over-allotments, if any, equal to fifteen percent of the shares being offered.
(3) Issuable upon exercise of the Representatives' Warrant.

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

                                EXPLANATORY NOTE

   This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form SB-2 (Reg. No. 333-93019) filed by WorldQuest Networks, Inc. (the "Company") with the Securities and Exchange Commission on December 17, 1999, as amended, including the exhibits thereto, and declared effective by the Commission on February 4, 2000, are incorporated herein by reference.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 4, 2000.

                                          WORLDQUEST NETWORKS, INC.

                                                /s/ B. Michael Adler
                                          By: _________________________________
                                                B. Michael Adler, Chairman of
                                                            the
                                              Board and Chief Executive Officer

   We, the undersigned directors and officers of WorldQuest Networks, Inc., hereby constitute and appoint B. Michael Adler and Michael R. Lanham, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity indicated on February 4, 2000.

             Signature                           Title                    Date
             ---------                           -----                    ----


     /s/  B. Michael Adler           Director and Chief Executive   February 4, 2000
____________________________________  Officer (Principal
          B. Michael Adler           Executive  Officer)

     /s/ Michael R. Lanham           Director and President         February 4, 2000
____________________________________
         Michael R. Lanham

   /s/ Hugh E. Humphrey, Jr.         Director                       February 4, 2000
____________________________________
       Hugh E. Humphrey, Jr.

      /s/ E. Denton Jones            Director                       February 4, 2000
____________________________________
          E. Denton Jones

      /s/ Nabil N. El-Hage           Director                       February 4, 2000
____________________________________
          Nabil N. El-Hage

       /s/  Mark C. Levy             Chief Financial Officer        February 4, 2000
____________________________________ (Principal  Financial and
            Mark C. Levy             Accounting  Officer)

                               INDEX TO EXHIBITS

 Exhibit
 Number  Description of Exhibit
 ------- ----------------------
  5.1    Opinion of Glast, Phillips & Murray, PC
 23.1    Consent of Ernst & Young LLP
 23.2    Consent of Glast, Phillips & Murray, PC (contained in Exhibit 5.1)
 24.1    Powers of Attorney (included on signature page of registration statement)